Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2009 THIRD QUARTER RESULTS,
NEW STUDENT ENROLLMENT INCREASED 27.2%; EPS INCREASED 56.3% TO $2.00

CARMEL, IN, October 22, 2009—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2009 increased 27.2% to 27,738 compared to 21,807 in the same period in 2008.  Total student enrollment increased 28.7% to 79,208 as of September 30, 2009 compared to 61,556 as of September 30, 2008.

Earnings per share (“EPS”) in the third quarter of 2009 increased 56.3% to $2.00 compared to $1.28 in the third quarter of 2008. Revenue in the three months ended September 30, 2009 increased 33.6% to $339.6 million compared to $254.3 million in the three months ended September 30, 2008.  Operating margin increased 430 basis points to 36.1% in the third quarter of 2009 compared to 31.8% in the same period in 2008.

The company provided the following information for the three and nine months ended September 30, 2009 and 2008:

Financial and Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2009		2008		Increase/ (Decrease)

Revenue	$339.6		$254.3		33.6%
Operating Income	$122.7		$80.8		52.0%
Operating Margin	36.1%		31.8%		430 basis points
Net Income	$75.4		$50.2		50.2%
Earnings Per Share (diluted)	$2.00		$1.28		56.3%
New Student Enrollment	27,738	(A)	21,807		27.2%
Continuing Students	51,470	(B)	39,749		29.5%
Total Student Enrollment as of September 30th	79,208	(C)	61,556		28.7%
Persistence Rate as of September 30th (D)	73.6%		72.5%		110 basis points
Revenue Per Student	$4,852		$4,641		4.5%
Cash and Cash Equivalents, Restricted Cash and Investments as of September 30th	$280.8		$286.7		(2.0)%
Bad Debt Expense as a Percentage of Revenue	6.8%		5.0%		180 basis points
Days Sales Outstanding as of September 30th	25.4 days		12.1 days		13.3 days
Deferred Revenue as of September 30th	$146.2		$142.0		2.9%
Debt as of September 30th	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	37,763,000		39,195,000
Shares of Common Stock Repurchased	827,842	(E)	184,700	(F)
Land and Building Purchases and Renovations	$0.7	(G)	$3.9	(H)	(83.2)%
Number of New Colleges in Operation	5		1
Capital Expenditures, Net	$3.9		$4.3		(8.8)%

Financial and Operating Data for the Nine Months Ended September 30th
(Dollars in millions, except per share and per student data)
	2009		2008		Increase/ (Decrease)

Revenue	$944.8		$735.5		28.5%
Operating Income	$340.2		$225.8		50.7%
Operating Margin	36.0%		30.7%		530 basis points
Net Income	$209.2		$140.0		49.5%
Earnings Per Share (diluted)	$5.45		$3.56		53.1%
Bad Debt Expense as a Percentage of Revenue	5.9%		4.0%		190 basis points
Revenue Per Student	$14,332		$13,617		5.3%
Weighted Average Diluted Shares of Common Stock Outstanding	38,412,000		39,291,000
Shares of Common Stock Repurchased	1,977,875	(I)	1,049,700	(J)
Land and Building Purchases and Renovations	$2.5	(K)	$17.1	(L)	(85.3)%
Number of New Colleges in Operation	7	(M)	6
Capital Expenditures, Net	$15.9		$12.1		31.5%

(A)	Includes 223 students enrolled at Daniel Webster College.
(B)	Includes 647 students enrolled at Daniel Webster College.
(C)	Includes 870 students enrolled at Daniel Webster College.
(D)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(E)	For approximately $84.5 million or at an average price of $102.06 per share.
(F)	For approximately $16.0 million or at an average price of $86.47 per share.
(G)
Represents costs associated with renovating, expanding or constructing buildings at nine of the company’s locations, but it excludes all land and buildings of Daniel Webster College that the company acquired.

(H)	Represents costs associated with renovating, expanding or constructing buildings at 14 of the company’s locations.
(I)	For approximately $208.8 million or at an average price of $105.58 per share.
(J)	For approximately $87.8 million or at an average price of $83.62 per share.
(K)
Represents costs associated with renovating, expanding or constructing buildings at 15 of the company’s locations, but it excludes all land and buildings of Daniel Webster College that the company acquired.

(L)
Represents costs associated with purchasing a parcel of land on which the company constructed a building, and purchasing, renovating, expanding or constructing buildings at 17 of the company's locations.

(M)	Excludes Daniel Webster College.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its third quarter 2009 earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                            WEB SITE:
Lauren Littlefield                                                                                                     www.ittesi.com
Manager of Communications
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	September 30, 2009	December 31, 2008	September 30, 2008
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$130,971	$226,255	$136,698
Short-term investments	144,146	138,709	150,000
Restricted cash	5,723	10,405	17
Accounts receivable, net	93,819	29,779	33,309
Deferred income taxes	16,328	12,104	13,012
Prepaid expenses and other current assets	19,106	13,793	12,980
Total current assets	410,093	431,045	346,016

Property and equipment, net	192,341	166,671	166,140
Direct marketing costs, net	27,222	22,973	22,694
Other assets	20,705	3,170	19,481
Total assets	$650,361	$623,859	$554,331

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$150,000	$--	$--
Accounts payable	67,183	54,815	58,781
Accrued compensation and benefits	23,340	21,133	28,574
Accrued income taxes	7,917	14,976	1,753
Other accrued liabilities	15,884	11,423	12,274
Deferred revenue	146,203	162,206	142,044
Total current liabilities	410,527	264,553	243,426

Long-term debt	--	150,000	150,000
Deferred income taxes	4,092	1,504	10,108
Other liabilities	22,262	19,951	19,207
Total liabilities	436,881	436,008	422,741

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	--	--	--
Common stock, $.01 par value,
300,000,000 shares authorized, 54,068,904 issued	541	541	541
Capital surplus	151,653	135,655	133,723
Retained earnings	929,907	732,107	670,073
Accumulated other comprehensive (loss)	(12,558)	(13,384)	(3,417)
Treasury stock, 17,123,838, 15,352,376 and 15,376,719
shares, at cost	(856,063)	(667,068)	(669,330)
Total shareholders' equity	213,480	187,851	131,590
Total liabilities and shareholders' equity	$650,361	$623,859	$554,331

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2009	2008	2009	2008

Revenue	$339,643	$254,273	$944,816	$735,533

Costs and expenses:
Cost of educational services	116,730	95,011	328,609	282,219
Student services and administrative expenses	100,187	78,500	276,044	227,535
Total costs and expenses	216,917	173,511	604,653	509,754

Operating income	122,726	80,762	340,163	225,779
Interest income	716	1,565	2,827	4,774
Interest (expense)	(191)	(1,012)	(593)	(3,588)
Income before provision for income taxes	123,251	81,315	342,397	226,965
Provision for income taxes	47,891	31,129	133,185	87,017

Net income	$75,360	$50,186	$209,212	$139,948

Earnings per share:
Basic	$2.02	$1.29	$5.51	$3.59
Diluted	$2.00	$1.28	$5.45	$3.56

Supplemental Data:
Cost of educational services	34.4%	37.4%	34.8%	38.4%
Student services and administrative expenses	29.5%	30.8%	29.2%	30.9%
Operating margin	36.1%	31.8%	36.0%	30.7%
Student enrollment at end of period	79,208	61,556	79,208	61,556
Campuses at end of period *	112	103	112	103
Shares for earnings per share calculation:
Basic	37,324,000	38,777,000	37,950,000	38,938,000
Diluted	37,763,000	39,195,000	38,412,000	39,291,000

Effective tax rate	38.9%	38.3%	38.9%	38.3%

* Does not include the Daniel Webster College campus.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$75,360	$50,186	$209,212	$139,948
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,276	5,077	18,204	16,335
Provision for doubtful accounts	23,183	12,839	56,012	29,457
Deferred income taxes	1,471	(1,948)	(2,344)	(7,251)
Excess tax benefit from stock option exercises	(1,385)	(686)	(5,272)	(773)
Stock-based compensation expense	2,891	1,628	10,247	5,731
Other	113	--	(309)	--
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(5,743)	181	2,581	6,039
Accounts receivable	(47,255)	(16,950)	(119,255)	(47,634)
Direct marketing costs, net	(1,234)	(731)	(4,249)	(2,127)
Accounts payable	4,763	4,375	10,819	13,661
Accrued income taxes	(2,432)	(2,982)	(1,308)	(3,467)
Other operating assets and liabilities	(377)	4,331	1,007	11,214
Deferred revenue	19,325	3,706	(17,631)	(71,083)
Net cash flows from operating activities	74,956	59,026	157,714	90,050

Cash flows from investing activities:
Facility expenditures and land purchases	(664)	(3,944)	(2,516)	(17,107)
Capital expenditures, net	(3,907)	(4,286)	(15,913)	(12,103)
Acquisition of college, net of cash acquired	--	--	(20,792)	--
Proceeds from sales and maturities of investments	57,352	492,760	142,741	964,565
Purchase of investments	(56,543)	(472,260)	(147,362)	(811,205)
Issuance of note receivable, net of repayments	(71)	--	(13,991)	--
Net cash flows from investing activities	(3,833)	12,270	(57,833)	124,150

Cash flows from financing activities:
Excess tax benefit from stock option exercises	1,385	686	5,272	773
Proceeds from exercise of stock options	2,756	1,996	8,750	2,271
Repurchase of common stock and shares tendered for taxes	(84,497)	(15,971)	(209,187)	(87,774)
Net cash flows from financing activities	(80,356)	(13,289)	(195,165)	(84,730)

Net change in cash and cash equivalents	(9,233)	58,007	(95,284)	129,470

Cash and cash equivalents at beginning of period	140,204	78,691	226,255	7,228

Cash and cash equivalents at end of period	$130,971	$136,698	$130,971	$136,698